[SANTARUS LOGO]                                                     Exhibit 99.1

COMPANY CONTACT:                                INVESTOR CONTACT:
Debra P. Crawford                               Lippert/Heilshorn & Associates
Chief Financial Officer                         Jody Cain (jcain@lhai.com)
Santarus, Inc.                                  Mike Pollock (mpollock@lhai.com)
(858) 314-5708                                  (310) 691-7100

FOR IMMEDIATE RELEASE

   FDA APPROVES SANTARUS' RAPINEX (OMEPRAZOLE) POWDER FOR ORAL SUSPENSION 20MG

             COMPANY BEGINS BUILDING INITIAL 230-PERSON SALES FORCE;
                       TARGETS FOURTH QUARTER PRODUCT LAUNCH
          CONFERENCE CALL AND WEBCAST SCHEDULED FOR JUNE 16 AT 11:00 A.M. ET

SAN DIEGO (JUNE 15, 2004) - SANTARUS, INC. (NASDAQ: SNTS), a specialty pharmaceutical company focused on therapies for gastrointestinal (GI) diseases and disorders, today announced that the U.S. Food and Drug Administration (FDA) has approved the company's New Drug Application (NDA) for Rapinex(R) (omeprazole) Powder for Oral Suspension 20mg. An immediate-release formulation of the proton pump inhibitor (PPI) omeprazole, Rapinex Powder for Oral Suspension 20mg is approved for the treatment of heartburn and other symptoms associated with gastroesophageal reflux disease (GERD), treatment and maintenance of healing of erosive esophagitis and treatment of duodenal ulcers.

"Rapinex Powder for Oral Suspension 20mg is the first FDA approved immediate-release oral PPI product that combines potent acid suppression, demonstrated safety, once-a-day dosing and rapid reduction in gastric acidity," said Gerald T. Proehl, president and chief executive officer of Santarus. "We believe that Rapinex represents an important new treatment option for patients and physicians. To supplement our product's broad indications approved for adult use, we plan to initiate clinical trials in 2005 to evaluate the product in pediatric populations where a liquid, titratable dosage form may provide particular benefit."

"This is the first of our immediate-release PPI products to gain FDA approval in the $12.9 billion U.S. PPI market, which is dominated by five delayed-release brands," added Mr. Proehl. "Leading the marketing effort will be a senior management team with significant experience in commercializing GI products. Consequently we believe we are well positioned to successfully launch our first product later this year."

Santarus plans to begin selling Rapinex Powder for Oral Suspension 20mg during the fourth quarter of 2004 through a sales force of approximately 230 representatives, targeting high-prescribing physicians who treat GI diseases and disorders. Additionally, the company is evaluating pharmaceutical companies to assist in the commercialization of this product. Outside the U.S., Santarus intends to license development, distribution and marketing rights to one or more pharmaceutical companies with established commercialization capabilities.

ABOUT RAPINEX (OMEPRAZOLE)

Rapinex (omeprazole) Powder for Oral Suspension 20mg uses an antacid, instead of an enteric coating, to protect the omeprazole from acid degradation. When constituted with water to form a uniform suspension prior to administration, the formulation rapidly neutralizes acid in the stomach and allows rapid absorption of omeprazole into the bloodstream.

The company submitted NDAs for the 20mg and 40mg dose strengths of the powder for oral suspension products in August 2003 and February 2004, respectively. Santarus' NDA for the 40mg dose strength of the product seeks approval for the treatment of gastric ulcers and the prevention of upper GI bleeding in critically ill patients. No PPI is currently approved for the prevention of upper GI bleeding in this patient population. Pursuant to Prescription Drug User Fee Act (PDUFA) guidelines, Santarus expects the FDA will complete its review or otherwise respond to the Rapinex Powder for Oral Suspension 40mg NDA by December 26, 2004. Santarus' two other immediate-release omeprazole product candidates, the capsule and chewable tablet formulations in both 20mg and 40mg dose strengths, are expected to be evaluated in pivotal pharmacokinetic/pharmacodynamic (PK/PD) clinical trials later this year.

"The approval of Rapinex Powder for Oral Suspension 20mg validates our regulatory strategy," said Bonnie Hepburn, M.D., senior vice president, drug development and chief medical officer of Santarus. "We plan to follow the same regulatory pathway to approval with our 40mg dose of powder for oral suspension, and with our two solid dosage formulations of Rapinex."

In connection with the review of Santarus' NDA for Rapinex Powder for Oral Suspension 20mg product, the FDA has requested that the company pursue a name other than Rapinex for the product. Santarus is currently discussing potential alternative names for the product with the FDA.

IMPORTANT SAFETY INFORMATION

Rapinex Powder for Oral Suspension is indicated first line for heartburn and other symptoms associated with GERD, erosive esophagitis, maintenance of healed erosive esophagitis, and active duodenal ulcer. The most frequently reported adverse events with Rapinex are headache, diarrhea, and abdominal pain. Symptomatic response to therapy does not preclude the presence of gastric malignancy. Atrophic gastritis has been noted occasionally in gastric corpus biopsies from patients treated long term with omeprazole.

REGULATORY UPDATE CONFERENCE CALL

Santarus has scheduled an investor conference call regarding this announcement at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) tomorrow, June 16. Individuals interested in participating in the call may do so by dialing (888) 803-8275 for domestic callers, or (706) 643-7736 for international callers. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (800) 642-1687 for domestic callers, or (706) 645-9291 for international callers, and entering pass code 8131131. The live conference call also will be available via the Internet by visiting the Investor Relations section of the company's Web site at www.santarus.com, and a recording of the call will be available on the company's Web site for 14 days following the completion of the call.

ABOUT PPIS

PPIs are the most common prescription treatment option for upper GI diseases and disorders, including GERD, due to their potent acid suppression, demonstrated safety and once-daily dosing. However, all currently marketed PPIs are available for oral use only in delayed-release formulations. According to

IMS Health, total U.S. market sales of PPI products were $12.9 billion in 2003, and prescriptions written in the U.S. for PPI products totaled 95.2 million in 2003, up 10% from 2002.

ABOUT SANTARUS

Santarus, Inc. is a specialty pharmaceutical company focused on acquiring, developing and commercializing proprietary products for the prevention and treatment of GI diseases and disorders. In June 2004 the company received FDA approval to market its first product, Rapinex (omeprazole) Powder for Oral Suspension 20mg. The company has an NDA under review by the FDA for its 40mg powder for oral suspension product and is developing formulations of its capsules and chewable tablets product candidates for use in pivotal pharmacokinetic/pharmacodynamic clinical trials later this year. The product candidates are immediate-release formulations of omeprazole, a widely prescribed PPI. More information about Santarus is available on the company's Web site at www.santarus.com.

Santarus cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Santarus' business, including, without limitation: Santarus' ability to successfully launch Rapinex Powder for Oral Suspension 20mg and to establish market acceptance and demand for this product; Santarus' ability to obtain trademark registration and FDA approval of an adequate replacement name for Rapinex; difficulties or delays in development, testing, manufacturing and marketing of, and obtaining regulatory approval for, Santarus' product candidates; the progress and timing of clinical trials; unexpected adverse side effects or inadequate therapeutic efficacy of Rapinex Powder for Oral Suspension or Santarus' other product candidates that could delay or prevent product development or commercialization, or that could result in recalls or product liability claims; the scope and validity of patent protection for Rapinex Powder for Oral Suspension and Santarus' other product candidates; Santarus' ability to commercialize Rapinex Powder for Oral Suspension and its other product candidates without infringing the patent rights of others; competition from other pharmaceutical or biotechnology companies; Santarus' ability to obtain additional financing to support its operations; and other risks detailed in Santarus' Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Securities and Exchange Commission on May 13, 2004.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Santarus(R) and Rapinex(R) are registered trademarks of Santarus, Inc. The Rapinex name for the immediate-release omeprazole powder for oral suspension product has not been approved by the FDA, and Santarus will be required to adopt and obtain FDA approval for a new brand name prior to launching the product for commercial sale.

                                      # # #